OMB APPROVAL
OMB Number: 3235-0060
Expires: April 30, 2009
Estimated average burden hours per response: 38

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 11, 2008

BI-OPTIC VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-49685	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia St, #1518 Vancouver, British Columbia, Canada	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-2646

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.02  Termination of a Material Definitive Agreement

Bi-Optic Ventures Inc. (the “Company”) wishes to announce that the reverse take-over transaction with Pacific Bio-Pharmaceuticals, Inc. (“Pacific”) and PRB Pharmaceuticals, Inc. first announced on April 3, 2007, wherein the Company was to acquire all of the outstanding securities of Pacific, will not be proceeding.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective 4/11/2008, Linda J. Allison resigned from the Company’s Board of Directors and as the President/Chief Executive Officer.  Harry Chew was appointed President/CEO in addition to his duties as Chief Financial Officer; he resigned as Co-Chairman of the Board.  Terrance G. Owens was appointed Chairman of the Board.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective 5/8/2008, the Company adopted a Code of Ethical Conduct that applied to all directors, officers and employees of Bi-Optic Ventures Inc.  Refer to the Code of Ethical Conduct in Exhibit 14.1 for additional information.

Item 7.01   Regulation FD Disclosure.

Bi-Optic Ventures Inc. (the “Company”) wishes to announce that the reverse take-over transaction with Pacific Bio-Pharmaceuticals, Inc. (“Pacific”) and PRB Pharmaceuticals, Inc. first announced on April 3, 2007, wherein the Company was to acquire all of the outstanding securities of Pacific, will not be proceeding.

In addition, Dr. Linda J. Allison has resigned as President & CEO of the Company.  The Company wishes to thank Dr. Allison for her time and devotion to the Company during her tenure as President and CEO. Mr. Harry Chew will assume the duties of President & CEO.

Refer to the press release in Exhibit 99.1 for additional information.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

    14.1.  Code of Ethics, dated May 8, 2008

    99.1.  Press Release, dated 5/23/2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2008           Bi-Optic Ventures Inc.

                             (Registrant)

/s/ Harry Chew

(Signature)

(Harry Chew, President/CEO/CFO/Director)

2